Exhibit 99.2

The Ensign Group, Inc. Announces REIT Spin-Off; Adopts Stockholder Rights Plan

MISSION VIEJO, Calif., Nov. 7, 2013 (GLOBE NEWSWIRE) — The Ensign Group, Inc. (Nasdaq:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, hospice care, assisted living and urgent care companies, announced today a plan to separate its healthcare business and its real estate business into two separate and independent publicly-traded companies:

•	The Ensign Group, Inc., which will continue to provide healthcare services through its existing operations; and

•	CareTrust REIT, Inc., which will own, acquire and lease real estate serving the healthcare industry.

Ensign plans to effect the strategic separation through a spin-off in which it will distribute all of the outstanding shares of CareTrust common stock to Ensign’s shareholders on a pro rata basis. At the time of the spin-off, CareTrust, which is currently a wholly-owned subsidiary of Ensign, will hold substantially all of the real property owned by Ensign, and will operate three independent living facilities. After the spin-off, these properties (other than the three independent living facilities that will be operated by CareTrust) will be leased to Ensign on a triple-net basis.

CareTrust intends to qualify and elect to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with its taxable year ending December 31, 2014. The spin-off is expected to be tax-free to Ensign’s shareholders, except for any cash paid in lieu of fractional shares. CareTrust has applied to list its shares on the NASDAQ stock market under the ticker symbol “CTRE.”

Gregory K. Stapley, Ensign’s Executive Vice President and Secretary, will become the President and Chief Executive Officer of CareTrust. Other than Mr. Stapley, Ensign’s current management team will continue in place. Ensign’s board of directors has appointed Chad A. Keetch, who has been working alongside Mr. Stapley for several years, to succeed Mr. Stapley as Ensign’s Executive Vice President and Secretary on the effective date of the spin-off. Ensign’s President and Chief Executive Officer, Christopher R. Christensen, will also serve as a CareTrust director during a transitional period.

Discussing the prospects for the two companies, Mr. Christensen said, “Our first and most pressing priority has been to ensure that the separation would result in two very healthy platforms for growth. This priority has been our guiding principle from the beginning. Unlike other separations, which on their surface may seem similar, we have taken great care to structure this in a way that safeguards our ability to provide the highest quality healthcare services and continue our successful business model, while also sharing the tremendous value we have created in our real estate with our partners and shareholders, now and over time.”

Mr. Christensen also emphasized that Ensign will continue executing its existing business model and growth strategy, which will still include the purchase of real estate assets and the potential for significant value creation that comes with them, just as it always has.

Mr. Stapley reported that CareTrust, as a healthcare-oriented REIT, is expected to not only pursue skilled nursing, assisted living and independent living properties, but also to eventually diversify into other property classes and activities, such as medical office buildings, long-term acute care hospitals and inpatient rehabilitation facilities, and the provision of some mortgage and development financing. CareTrust also expects to immediately begin pursuing growth opportunities in regions outside of its current geographic footprint.

Mr. Stapley added, “Although CareTrust will be independent and will make diversification of its tenant base a top priority, at the outset our biggest advantage will be our relationship with Ensign.” He noted that Ensign has consistently been pursued by many REITs and other real estate investors looking to establish a landlord-tenant relationship with Ensign as one of the industry’s premier operating companies. “We are fortunate that CareTrust will inherit, as its first tenant, the best of the best. Ensign’s strong track record of operating performance and its industry-leading management team will provide CareTrust with a solid foundation on which to build into the future,” he said.

Both gentlemen remarked that Ensign is pursuing the strategic transaction from a position of strength, and not one of necessity. “The health of our balance sheet, our strong cash flow, favorable market conditions and the tax-free nature of the transaction have allowed us to establish projected capital structures for both companies that leave each not only quite healthy, but with plenty of runway for both near-term and long-term growth,” added Mr. Christensen.

In connection with the proposed spin-off, Ensign’s board of directors adopted a stockholder rights plan to facilitate CareTrust’s REIT qualification. As a REIT, CareTrust will have to satisfy certain requirements relating to diversity of ownership, including a requirement that not more than 50% of its stock may be owned by five or fewer individuals. In order to satisfy these requirements, CareTrust’s charter will include “excess share” provisions typical for REITs that will prohibit ownership of more than 9.8% of its outstanding shares. The stockholder rights plan has been adopted to discourage anyone from exceeding this ownership level at Ensign prior to the spin-off, and thereby facilitate CareTrust’s REIT qualification after the spin-off. The plan is also designed to protect against coercive or abusive takeover tactics, and will help ensure that Ensign’s shareholders are not deprived of the opportunity to realize the full and fair value of their investment. The plan will terminate on the first business day after the spin-off, but in any event no later than November 6, 2014.

Under the stockholder rights plan, Ensign’s shareholders of record at the close of business on November 18, 2013 will receive a dividend of one right for each share of Ensign common stock held. Initially, these rights will not be exercisable and will trade with shares of Ensign common stock. These rights will generally become exercisable only if a person or group (i) acquires beneficial ownership of 9.8% or more of Ensign’s common stock, (ii) that already beneficially owns 9.8% or more of Ensign’s common stock acquires additional shares, or (iii) commences a tender offer or exchange offer which, if consummated, could result in a person or group owning 9.8% or more of Ensign’s common stock.

If a person or group exceeds the ownership threshold, the rights will entitle each holder other than the acquiring person or group to receive, for the exercise price of $200 per right, shares of common stock (or, in certain circumstances, other consideration) having a market value equal to twice the exercise price. Ensign’s board may redeem the rights at a price of $0.001 per right at any time up to ten business days after a person or group has exceeded the threshold.

Shareholders are not required to take any action to receive the rights distribution. Until the rights become exercisable, the rights will be represented by outstanding common stock certificates (or, in the case of shares of common stock reflected on the direct registration system, notations in the book-entry account system of the transfer agent). The issuance of the rights will have no dilutive effect and will not impact reported earnings per share for Ensign. The dividend should not be taxable to Ensign’s shareholders. The full text of the stockholder rights plan will be filed with the Securities and Exchange Commission.

CareTrust has filed a registration statement on Form 10 relating to the spin-off with the Securities and Exchange Commission. The spin-off is subject to customary conditions, including receipt of a favorable ruling from the Internal Revenue Service that the spin-off will qualify as a tax-free transaction, receipt of a tax opinion from counsel, effectiveness of the registration statement filed with the Securities and Exchange Commission, execution of inter-company agreements and final approval by Ensign’s board of directors. Ensign anticipates that the spin-off will be completed in the first quarter of 2014, but there can be no assurances regarding the final terms and structure of the spin-off or that it will be completed. In addition, Ensign management affirmed that Ensign does not intend to “stand still” or otherwise abate its acquisition program during the pendency of the transaction, and references to the property counts, capitalization or financial condition of either Ensign or CareTrust and similar statements may change as a result of acquisitions, expenditures or other changes made prior to the effective date of the spin-off.

Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are serving as financial advisors to Ensign in connection with the spin-off. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Ensign.

Conference Call

Ensign invites investors to listen to a conference call with Ensign’s senior management on November 8, 2013, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time), to discuss the proposed spin-off.

To listen to the webcast, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, November 29, 2013.

About Ensign™

The Ensign Group, Inc.’s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services at 119 facilities, seven hospice companies, nine home health businesses and six urgent care clinics in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska and Oregon. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the anticipated timing, structure, benefits and tax treatment of the proposed separation of Ensign’s healthcare business and its real estate business, and future financing plans, growth prospects and operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Moreover, management has affirmed that it does not intend to “stand still” or otherwise abate its acquisition program during the pendency of the separation, and references to the property counts, capitalization or financial condition of either Ensign or CareTrust and similar statements may change as a result of acquisitions, expenditures or other changes made prior to the effective date of the spin-off.

Risks and uncertainties related to the proposed spin-off include: the company’s ability to obtain all necessary consents and approvals and satisfy all conditions to the spin-off, including the receipt of a private letter ruling from the Internal Revenue Service to the effect that the spin-off will be tax-free; the ability to expand the healthcare and real estate businesses following the spin-off; and the potential diversion of management’s attention from traditional business concerns. Other risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities; its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations or require it to incur significant expenditures. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K filed on February 13, 2013 and its Form 10-Q filed on November 7, 2013, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

CONTACT: The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net

SOURCE: The Ensign Group, Inc.